UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011 (November 28, 2011)

TIRE INTENATIONAL ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28323	98-0368586
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1620 Cypress Gardens Road, Moncks Corner, SC 29461

(Address of principal executive offices) (Zip Code)

(843) 761-7955

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2011 Berkeley County Council Finance Committee passed a Resolution in support of the issuance by the South Carolina Jobs Economic Development Authority (JEDA) of its Solid Waste Disposal Facility Revenue Bonds, in one or more series pursuant to the provisions of Title 41, Chapter 43 of the Code of Laws of South Carolina 1976, as amended, in the principal amount of not exceeding $30,500,000.

This is a statutorily required step in achieving tax exempt status for non-rated debt financing being placed by Guggenheim Securities, LLC under the February 10, 2011 Investment Banking Engagement Agreement. Net proceeds will be used to finalize the purchase of the land, building and improvements required to develop Viva Recycling South Carolina, Inc.’s tire recycling and recycled rubber finished product manufacturing facility, equip the facility with the required recycling and manufacturing equipment, and for general working capital.

The Company also previously finalized the Berkeley County Incentives package to include an arrangement that offers Tonmik Import/Export Solutions, Inc. a fee in lieu of ad valorem property taxes arrangement which allows the Company over the next 20 years to reduce and stabilize its annual local property tax liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.

December 7, 2011

By: /s/ Martin Sergi

Martin Sergi

Its: Chief Financial Officer